Exhibit 99.1
NEWS RELEASE

KLA-Tencor Contacts:	Jeff Hall
Chief Financial Officer
(408) 875-6800
jeff.hall@kla-tencor.com

Uma Subramaniam (Media)
Director, Corporate Communications
(408) 875-5473
uma.subramaniam@kla-tencor.com

ADE Contact:	Brian James
Executive Vice President and
Chief Financial Officer
(781) 467-3500
FOR IMMEDIATE RELEASE
May 26, 2006
KLA-TENCOR AND ADE CORPORATION AMEND
MERGER AGREEMENT
ADE Stockholders to Receive $32.50 Per Share in Cash
SAN JOSE, CA and WESTWOOD, MA – KLA-Tencor Corporation (NASDAQ: KLAC) and ADE Corporation (NASDAQ: ADEX) today jointly announced that they have amended and restated their existing merger agreement to change the consideration that ADE stockholders will receive from KLA-Tencor common stock to $32.50 per share in cash.
According to KLA-Tencor’s Chief Executive Officer Rick Wallace, “We’ve been receiving great encouragement from our customers as to the benefits that they will realize from this acquisition. The changes to the transaction that we are announcing today should enable us to close the transaction promptly.”
The transaction will continue to be subject to customary closing conditions, including approval by ADE stockholders. As previously announced, the merger has already been cleared under the U.S. federal antitrust laws. The transaction is expected to close by early in the third calendar quarter of 2006.
Important Information
In connection with the proposed merger, ADE will file a proxy statement and other relevant documents with the Securities and Exchange Commission (SEC). ADE STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. ADE STOCKHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY ADE AND KLA-TENCOR THROUGH THE SEC WEBSITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM ADE BY DIRECTING A REQUEST TO: ADE CORPORATION, 80 WILSON WAY, WESTWOOD, MASSACHUSETTS 02090, ATTENTION: CHIEF FINANCIAL OFFICER, TELEPHONE: (781) 476-3500. DOCUMENTS FILED WITH THE SEC BY KLA-TENCOR MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM KLA-TENCOR BY DIRECTING A REQUEST TO: KLA-TENCOR CORPORATION, 160 RIO ROBLES, SAN JOSE, CALIFORNIA 95134, ATTENTION: GENERAL COUNSEL, TELEPHONE: (408) 875-3000.
KLA-Tencor, ADE and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding KLA-Tencor’s directors and executive officers is available in KLA-Tencor’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on October 13, 2005, and information regarding ADE’s directors and executive officers is available in ADE’s annual report on Form 10-K for the year ended April 30, 2005, and its proxy statement for its 2005 annual meeting of stockholders, which were filed with the SEC on July 26 and August 19, 2005, respectively. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
About ADE Corporation
ADE Corporation is a leading supplier of metrology and inspection systems for the semiconductor wafer, semiconductor device, magnetic data storage and optics manufacturing industries. Wafer suppliers and device manufacturers worldwide rely on ADE measurement and inspection systems to certify and ensure the highest quality bare silicon substrates. ADE’s most recent generation of products serve both 65nm in-line manufacturing applications and 45nm process development. Semiconductor device yields begin with the bare wafer and ADE’s leading technology provides early insight into surface defect, shape, flatness and nanotopography of these advanced 300mm substrates. Additional information about ADE is available on the Internet at http://www.ade.com.
About KLA-Tencor: KLA-Tencor is the world leader in yield management and process control solutions for semiconductor manufacturing and related industries. Headquartered in San Jose, Calif., the company has sales and service offices around the world. An S&P 500 company, KLA-Tencor was named one of the Best Managed Companies in America for 2005 by Forbes Magazine and is the only company in the semiconductor industry to receive the accolade for this year. KLA-Tencor is traded on the Nasdaq National Market under the symbol KLAC. Additional information about KLA-Tencor is available on the Internet at http://www.kla-tencor.com.
Cautionary Statement Regarding Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and federal securities law. Such forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Those statements that make reference to expectations, predictions, beliefs, and assumptions should be considered forward-looking statements. These statements include, but are not limited to, those associated with the expected closing time for the proposed merger, the impact of the proposed merger on the growth and development and availability of existing and new products, and other expected benefits from the proposed merger. These statements involve risks and uncertainties including those associated with wafer pricing and wafer demand; the results of product development efforts; the success of product offerings to meet customer needs within the timeframes required by customers in these markets; disruption from the proposed merger making it more difficult to maintain relationships with customers, vendors and employees; the failure to obtain and retain expected synergies from the proposed merger; the failure of ADE shareholders to approve the proposed merger; delays in obtaining, or adverse conditions contained in, any required regulatory approvals; failure to consummate or delay in consummating the proposed merger for other reasons, changes in laws or regulations and other similar factors. Further information on potential factors that could affect KLA-Tencor’s or ADE Corporation’s respective businesses is contained in their reports on file with the Securities and Exchange Commission (“SEC”), including their respective Form 10-K’s. KLA-Tencor and ADE are under no obligation to (and expressly disclaim any such obligation to) update or alter their respective forward-looking statements whether as a result of new information, future events or otherwise.